As filed with the Securities and Exchange Commission on December 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASI Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1701-1702, China Central Office Tower 1

No. 81 Jianguo Road Chaoyang District

Beijing, 100025

People’s Republic of China

+86 (10) 6508 6063

(Address and telephone number of Registrant’s principal executive offices)

Rui Zhang

VP of Finance and Operations

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Copies to:

Alexander R. McClean, Esq.

C. Christopher Murillo, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, NY 14604

Tel: (585) 232-6500

Fax: (585) 232-2152

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to the Registrant’s registration statement on Form F-3 (File No. 333-279096). Upon effectiveness, this registration statement will also act as a post-effective amendment to such earlier registration statement.

EXPLANATORY NOTE

On May 3, 2024, CASI Pharmaceuticals, Inc., or the Company filed a registration statement, or the Prior Registration Statement, on Form F-3 (File No. 333-279096) with the U.S. Securities and Exchange Commission, or the SEC, related to the offer and sale of up to an aggregate of $50.0 million of any combination of the securities described in the prospectus relating to the Prior Registration Statement, or the Prior Securities. The Prior Registration Statement was subsequently declared effective on May 10, 2024. Pursuant to Rule 429 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement, which is a new registration statement, combines the Prior Securities from the Prior Registration Statement, all of which remain unissued, with the additional securities registered hereby for offer and sale by the Company, to enable the offer and sale of up to an aggregate of $200.0 million of the Company’s ordinary shares, preferred shares, warrants, subscription rights, and/or units, from time to time in one or more offerings, pursuant to a combined base prospectus. Pursuant to  Rule 429 under the Securities Act, this F-3 Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this F-3 Registration Statement in accordance with Section 8(c) of the Securities Act.

Additionally, this registration statement contains a Sales Agreement prospectus covering the offering, issuance and sale by the Company of up to $50.0 million of the Company’s ordinary shares that may be issued and sold from time to time under an Open Market Sale AgreementSM the Company has entered into with Jefferies LLC, as sales agent, or the Sales Agreement.

The combined base prospectus relating to the offer and sale of up to $200.0 million of the Company’s ordinary shares, preferred shares, warrants, subscription rights, and/or units immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the combined base prospectus will be specified in one or more prospectus supplements to the combined base prospectus.

The Sales Agreement prospectus immediately follows the combined base prospectus. The $50.0 million of the Company’s ordinary shares that may be offered, issued and sold from time to time under the Sales Agreement prospectus is included in the $200.0 million of securities that may be offered, issued and sold by the Company under the combined base prospectus. Upon termination of the Sales Agreement, any portion of the $50.0 million included in the Sales Agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the combined base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $200.0 million of securities may be sold in other offerings pursuant to the combined base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated December 20, 2024

PROSPECTUS

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

We may offer and sell from time to time, in one or more offerings, up to an aggregate of $200.0 million of any combination of the securities described in this prospectus, which are referred to as the securities. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of the securities, including any applicable anti-dilution provisions.

We may offer and sell any of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities and the specific manner in which these securities will be offered in supplements to this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” On December 18, 2024, the last sale price of our ordinary shares as reported by The Nasdaq Capital Market was $2.86 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement. Prospective purchasers of the securities are urged to obtain current information as to the market prices of the securities, where applicable.

Investing in our securities involves a high degree of risk. We may be subject to various legal and operational risks as a result of doing business in the PRC, risks relating to our auditor, risks relating to cash and asset transfers among CASI and its subsidiaries, and risks relating to permission and filing procedures required from the governmental authorities of the PRC with respect to the operation of our PRC subsidiaries and future offerings in the United States. You should carefully review the risks and uncertainties described under the section titled “Risk Factors” on page 8 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission, or SEC, that are incorporated by reference in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

We are a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Please see the section titled “Implications of Being a Foreign Private Issuer” in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024.

INTRODUCTORY COMMENTS

We are not a Chinese operating company but a Cayman Islands holding company with business operations primarily conducted by our Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries: CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China; CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi; CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

Risks and Uncertainties Relating to Doing Business in China

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

In addition to our existing operations in China, we conduct clinical development of certain of our product candidates outside of China. In connection with these efforts we have licensed the exclusive worldwide rights to certain product candidates, including CID-103, which rights are held by us outside of China.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Pharmaceuticals, Inc., a Delaware corporation, our predecessor prior to the redomicile merger, referred to as CASI Delaware were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2024.

Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among CASI and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

We have never declared or paid dividends on our ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of its accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with respect to the Operations of Our PRC Subsidiaries and Future offering in the US

As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) except for the requisite CSRC Filing(s) (as defined below), are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or were denied such permissions by applicable PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》), or the Guidelines, which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines, collectively, the Overseas Listing Trial Measures, as amended, supplemented or otherwise modified from time to time, which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance, or the CSRC Filing; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; in addition to the aforementioned conditions, the determination of an indirect overseas offering and listing by a domestic enterprise adheres to the principle of substance over form; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may, from time to time, sell up to an aggregate of $200.0 million of the securities described in this prospectus, either individually or in combination with the other securities. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell any type or series of securities, we will provide you a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain more specific information about the nature of the persons offering securities and the terms the securities being offered at that time. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference,” before buying any of the securities being offered.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, any free writing prospectus or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, the applicable prospectus supplement, any applicable free writing prospectus or any document incorporated by reference herein or therein is accurate only as of such documents’ respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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For investors outside the United States, neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Throughout this prospectus, references to the “Company,” “we,” “our,” “us,” “registrant,” “CASI” or similar terms used in this prospectus refer to CASI Pharmaceuticals, Inc., an exempted company with limited liability under the laws of the Cayman Islands, including its consolidated subsidiaries, unless the context otherwise indicates.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China, and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

This prospectus may contain translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

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INDUSTRY AND MARKET DATA

In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which the Company and its subsidiaries compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS AND TRADENAMES

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated and condensed consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world.

Holding Company Structure

CASI is not a Chinese operating company but a Cayman Islands holding company with a significant portion of the business operations expected to be conducted by its Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries:

•	CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China;

•	CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi;

•	CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and

•	CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us. The organizational chart of CASI as of December 18, 2024 is set forth below:

Note: Currently CASI Hong Kong has no meaningful operations.

In addition to our existing operations in China, we conduct clinical development of certain of our product candidates outside of China. In connection with these efforts we have licensed the exclusive worldwide rights to certain product candidates, including CID-103, which rights are held by us outside of China.

Nasdaq Capital Market Listing; Redomiciliation

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” In March 2023, we completed a redomicile merger, with CASI surviving the merger as the surviving company and successor issuer, and CASI’s ordinary shares continued trading on The Nasdaq Capital Market under the symbol “CASI.” CASI is treated for U.S. federal income tax purposes as a U.S. corporation, including with respect to any dividends paid by it, which dividends may be subject to U.S. withholding taxes.

Corporate Information

Our principal executive offices are located at 1701-1702, China Central Office Tower 1, No. 81 Jianguo Road Chaoyang District, Beijing, 100025, People’s Republic of China. Our telephone number at this address is +86 (10) 6508 6063. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our agent for service of process in the United States is located at 9620 Medical Center Drive, Suite 300, Rockville, MD 20850, 240-864-2600.

Implications of Being a Foreign Private Issuer

As a “foreign private issuer,” CASI is subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that CASI must disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer, CASI’s officers and directors and holders of more than 10% of the issued and outstanding ordinary shares are exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. A company will lose its foreign private issuer status if more than 50% of its outstanding voting securities are owned by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings that are incorporated by reference into this prospectus, including, without limitation, the further risks discussed below.

Our Recurring Operating Losses have Raised Substantial Doubt Regarding Our Ability to Continue as a Going Concern.

Our recurring operating losses raise substantial doubt about our ability to continue as a going concern. Since our inception in 1991, we have incurred significant losses from operations and, as of June 30, 2024, had incurred an accumulated deficit of $677.3 million. For the six months ended June 30, 2024, we had a net loss of $16.5 million and a cash outflow for operating activities of $18.1 million. As of June 30, 2024, we had net current assets of $27.6 million. In addition, we had long term borrowing and non-current dividends payable in a total amount of $19.5 million, which may become payable on demand if certain events of default occur (including with respect to a certain revenue threshold to be met by CASI Wuxi in 2024, see Note 9 to our unaudited condensed consolidated financial statements for the six months ended June 30, 2024 included elsewhere in this prospectus (the “Financial Statements”)). We also entered into an agreement with Precision Autoimmune Therapeutics Co., Ltd., (“PAT”) and one of the investors of PAT, to purchase 19.8876% equity interest of PAT from the investor. The total consideration is RMB 28.4 million plus interest and will be paid in three installments. We paid RMB 10.0 million in August 2024. The remaining two installments will be paid by March 31, 2025 and December 31, 2025, respectively. Therefore, we will require additional liquidity to continue our operations over the next 12 months. These factors raise substantial doubt about our ability to continue as a going concern within a reasonable period of time, which is considered to be one year from the issuance date of the unaudited condensed consolidated financial statements for the six months ended June 30, 2024. Our financial statements included into this prospectus do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business, which could cause investors to suffer the loss of all or a substantial portion of their investment. In order to have sufficient cash and cash equivalents to fund our operations in the future, we will need to raise additional equity or debt capital and cannot provide any assurance that we will be successful in doing so. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

Risks and Uncertainties Relating to Doing Business in China

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Pharmaceuticals, Inc., a Delaware corporation, our predecessor prior to the redomicile merger, referred to as CASI Delaware were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2024.

Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among the Company and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

We have never declared or paid dividends on our ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of its accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with Respect to the Operations of Our PRC Subsidiaries and Future Offering in the US

As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) except for the requisite CSRC Filing(s) (as defined below), are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or were denied such permissions by applicable PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》), or the Guidelines, which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines, collectively, the Overseas Listing Trial Measures, as amended, supplemented or otherwise modified from time to time, which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance, or the CSRC Filing; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; in addition to the aforementioned conditions, the determination of an indirect overseas offering and listing by a domestic enterprise adheres to the principle of substance over form; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Recent Developments

In December 2024, we received a Termination Process Letter from Acrotech of a certain License Agreement (the “License Agreement”), dated September 17, 2014, between Spectrum Pharmaceuticals, Inc. and us granting the exclusive rights to us to commercialize Evomela® in China, which was later assigned to Acrotech on March 1, 2019. Acrotech alleged in such letter that we materially breached the License Agreement and failed to cure such breach, and the License Agreement was therefore terminated. Pursuant to the License Agreement, we can continue to distribute and sell Evomela® for a reasonable wind-down period not to exceed 24 months, so we do not expect any disruption to our current distribution plan for Evomela® during such period.

On October 24, 2024, we announced that the Center for Drug Evaluation of the NMPA has approved our Clinical Trial Application to proceed with a phase 1/2 study of CID-103 in adult patients with chronic Immune Thrombocytopenia in China. This China study is part of the global study that was approved by the U.S. Food and Drug Administration, or FDA, in May 2024.

In July 2024, with respect to our previously announced dispute with Juventas, a PRC court issued an asset freezing order against Juventas in aid of the arbitration proceedings we initiated at the Hong Kong International Arbitration Centre in connection to Juventas’s purported termination of the parties’ agreements with respect to the commercialization of CNCT19 (the “Arbitration Proceeding”). In an order dated July 15, 2024 and received by us on July 18, 2024, the First Intermediate People’s Court of Tianjin Municipality, where Juventas is headquartered, granted our application to freeze Juventas’s assets while the Arbitration Proceeding is ongoing and decided to freeze up to RMB 190 million in Juventas’s bank accounts or seize and freeze Juventas’s other assets of equivalent value (the “Asset Freezing Order”). The Asset Freezing Order took effect upon issuance and the court has taken steps to enforce the Asset Freezing Order.

In July 2024, we entered into an agreement with PAT and one of the investors of PAT, to purchase 19.8876% equity interest of PAT from the investor. The total consideration is RMB 28.4 million plus interest and will be paid in three installments. We paid RMB 10.0 million in August 2024. The remaining two installments will be paid by March 31, 2025 and December 31, 2025, respectively.

On June 26, 2024, we entered into Subscription Agreements and Subscription and Purchase Agreements with certain investors including Dr. Wei-Wu He, the Chairman of the board of directors and Chief Executive Officer of the Company and his family trust. On July 15, 2024, the transaction contemplated under such agreements closed, pursuant to which we issued 1,020,000 ordinary shares and Warrants to purchase 1,980,000 ordinary shares to the investors for aggregate gross proceeds of approximately $15.0 million, before deducting placement agent fees and other private placement expenses.

Our board of directors received a preliminary non-binding proposal letter, or the Proposal Letter, dated June 21, 2024, from Dr. Wei-Wu He, Chairman of the Board and CEO of the Company, to acquire the entire business operations of the Company in China and all license-in, distribution and related rights in Asia (excluding Japan) related to all of our pipeline products, including but not limited to EVOMELA®, FOLOTYN®, CNCT19, BI-1206, CB-5339,CID-103 and Thiotepa, for an aggregate purchase price of $40.0 million, which shall include assumption of up to $20.0 million of indebtedness of the Company, or the Proposed Transaction. On June 25, 2024, our board of directors formed a special committee comprised solely of incumbent independent directors, or the Special Committee, to evaluate the transaction contemplated under the Proposal Letter and such other strategic and business alternatives available to us in respect of the our business operations in China. As of the date hereof, no decisions have been made by the Special Committee with respect to the Proposed Transaction or any alternative strategic option that we may pursue.

Liquidity and Capital Resources

The Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, substantial doubt about our ability to continue as a going concern exists.

Since our inception in 1991, we have incurred significant losses from operations and, as of June 30, 2024, had incurred an accumulated deficit of $677.3 million. For the six months ended June 30, 2024, we had a net loss of $16.5 million and a cash outflow for operating activities of $18.1 million. As of June 30, 2024, we had a net current asset of $27.6 million. In addition, we had long term borrowing and non-current dividends payable in total amount of $19.5 million which may become payable on demand if certain events of default occur (including with respect to a certain revenue threshold to be met by CASI Wuxi in 2024, see Note 9 to the Financial Statements). We also subsequently paid RMB 10.0 million in August 2024, with two remaining installments to be paid by March 31, 2025 and December 31, 2025, respectively, for total consideration of RMB 28.4 million plus interest related to investment in PAT. Therefore, we will require additional liquidity to continue our operations over the next 12 months.

Historically, we have relied principally on proceeds from equity financing and bank borrowings to finance our operations and business expansion. We have evaluated plans to continue as a going concern which include, but are not limited to, (i) exploring opportunities for further equity financing (ii) reducing discretionary capital and operating expenses (iii) negotiate with creditor to ease the credit terms (iv) obtaining additional facilities from banks or other financial institutions. Notwithstanding this, we may be unable to access further equity or debt financing when needed. As such, there can be no assurance that we will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The unaudited interim condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if we were unable to continue as a going concern.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent annual report on Form 20-F and in our current reports on Form 6-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These forward-looking statements include, among others, statements regarding the timing of our commercial launch of products, clinical trials, our cash position and future expenses, and our future revenues. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Actual results could differ materially from those currently anticipated due to a number of factors, including: uncertainties related to the Proposal Letter to acquire the Company’s business operations in China; the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market if we fail to satisfy applicable continued listing standards; the volatility in the market price of our ordinary shares; the risk of substantial dilution of existing shareholders in future share issuances; the difficulty of executing our business strategy on a global basis including China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; legal or regulatory developments in China that adversely affect our ability to operate in China; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the U.S. FDA, EMA, NMPA, or other regulatory authorities; our inability to receive approval for renewal of license of our existing products; the risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; the risks associated with our product candidates, and the risks associated with our other early-stage products under development; the risk that result in preclinical and clinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products and our dependence on third parties; the risks related to our dependence on Juventas to partner with us to co-market CNCT19; risks related to the uncertainty in connection with the ongoing arbitration proceedings between us and Juventas with respect to Juventas’ purported termination of certain CNCT19 license agreements; risks related to our dependence on Juventas to ensure the patent protection and prosecution for CNCT19; risks related to the Company’s ongoing development of and regulatory application for CID-103 with respect to the treatment of antibody-mediated rejection for organ transplant and autoimmune diseases and the license arrangements of CID-103; risks relating to the interests of our largest shareholder and our Chairman and Chief Executive Officer that differ from our other shareholders; and risks related to the success of a new manufacturing facility operated by CASI Wuxi. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC, as well as our reports on 6-F, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell ordinary shares, preferred shares, warrants, subscription rights, and/or units, either individually or in combination with other securities, in one or more offerings from time to time, with a total aggregate offering price of up to $200.0 million. The actual price of the securities that we will offer pursuant to this prospectus will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, preferred shares, warrants, and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $200.0 million.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of the ordinary shares of CASI. This summary is qualified by reference to the Amended and Restated Memorandum and Articles of Association that is attached as Exhibit 1.1 to the Form 20-F filed with the SEC on March 28, 2024 and incorporated herein by reference, referred to as the CASI Articles. You are encouraged to read the relevant provisions of the Companies Act (As Revised) of the Cayman Islands, or the Companies Act, and the CASI Articles as they relate to the following summary.

CASI is authorized to issue 500,000,000 shares of a par value of US$0.0001 each. The directors of CASI are authorized to issue shares in one or more classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on December 18, 2024, CASI had 15,904,533 shares issued, among which 15,492,581 were outstanding shares, and 411,952 were treasury shares.  CASI has no preferred shares issued and outstanding.

General

All of CASI’s issued and outstanding ordinary shares have been issued and credited as fully paid and non-assessable. CASI’s ordinary shares are issued in registered form, and are issued when registered in CASI’s register of members. CASI’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of CASI’s ordinary shares are entitled to such dividends as may be declared by CASI’s board of directors, subject to the Companies Act and the CASI Articles, as amended and restated from time to time. In addition, CASI’s shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by CASI’s board of directors. Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or share premium account, provided that in no circumstances may CASI pay a dividend if this would result in CASI being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under the Companies Act, CASI must keep a register of members and there shall be entered therein:

•	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the CASI Articles, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of CASI is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each share registered in his name on the register of members on all matters upon which the ordinary shares are entitled to vote on a poll. Voting on any resolution put to the vote at any meeting of shareholders is required to be by way of a poll and not on a show of hands. A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

A quorum required for a general meeting of shareholders consists of one or more shareholders who hold shares which carry in aggregate not less than one-third of the paid up voting share capital of CASI, present at the meeting. Although not required by the Companies Act or the CASI Articles, CASI expects to hold shareholders’ meetings from time to time and such meetings may be convened by CASI’s board of directors on its own initiative or upon a request to the directors by shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to CASI’s issued shares that carry the right to vote at general meetings. A general meeting may also be called by the chairperson of the board of directors of CASI. Advance notice of at least seven calendar days is required for the convening of CASI’s annual general meeting and other shareholders meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes which are cast by those shareholders who, being entitled to do so, vote at a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes which are cast by those shareholders who, being entitled to do so, vote at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of CASI, as permitted by the Companies Act and the CASI Articles. A special resolution will be required for important matters such as change of name or making changes to the CASI Articles.

Transfer of Ordinary Shares

Subject to the restrictions of CASI Articles, as applicable, any of CASI’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by CASI’s board of directors.

Subject to the Nasdaq listing rules, CASI’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which CASI has a lien. CASI’s directors may also decline to register any transfer of any ordinary share unless:

•	the instrument of transfer is lodged with CASI, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as CASI’s board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or

•	a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as the CASI’s board of directors may from time to time require, is paid to CASI in respect thereof.

If CASI’s directors refuse to register a transfer they shall, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal, including the relevant reason for such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as CASI’s board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any calendar year.

Liquidation

On a winding up of CASI, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to CASI for unpaid calls or otherwise. If CASI’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

CASI’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

CASI may issue shares on terms that are subject to redemption, at CASI’s option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by CASI’s board of directors or by an ordinary resolution of CASI’s shareholders. CASI may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its board of directors or by CASI’s shareholders by ordinary resolution or are otherwise authorized by the CASI Articles. Under the Companies Act, the redemption or repurchase of any share may be paid out of CASI’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if CASI can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, CASI may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of CASI is divided into different classes, the rights attached to any such class of shares may, subject to any rights or restrictions for the time being attached to any class, be materially and adversely varied either with the written consent of the holders of at least two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by CASI. The rights of the holders of shares shall not be deemed to be materially and adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of CASI’s ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of CASI’s list of shareholders or its corporate records (save for the CASI Articles, special resolutions and the register of mortgages and charges). However, CASI will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Changes in Capital

CASI may from time to time by ordinary resolution:

•	increase its share capital by new shares of such amount as it thinks expedient;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the CASI Articles; and

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by CASI for an order confirming such reduction, CASI may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares

The CASI Articles authorize CASI’s board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

The CASI Articles authorize CASI’s board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

CASI’s board of directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Exempted Company

CASI is an exempted company duly incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands, may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for certain exemptions and privileges, including (a) an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies, (b) an exempted company is not required to open its register of members for inspection, (c) an exempted company does not have to hold an annual general meeting, (d) an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands, (e) an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance), (f) an exempted company may register as a limited duration company and (g) an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Cayman Islands and U.S. federal income tax consequences;

•	the anti-dilution provisions of the warrants, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares or preferred shares. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our ordinary shares or preferred shares upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of our ordinary shares or preferred shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including ordinary shares, preferred shares and/or warrants. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

FORMS OF SECURITIES

Each warrant, subscription right and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name the investor or the investor’s nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, investor or the investor’s nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchaser’s ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable warrant agreement subscription right agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable warrant agreement, subscription right agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable warrant agreement subscription right agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable warrant agreement subscription right agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants, subscription rights or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of CASI, its affiliates, the warrant agents, the rights agents, the unit agents or any other agent of CASI, agent of the warrant agents, rights agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters, acting as an underwriting syndicate represented by managing underwriters or by underwriters without a syndicate;

•	through dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act or into an existing trading market on an exchange or otherwise;

•	through agents;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the type and number or amount of securities being offered;

•	the terms of the offering;

•	the name or names of any underwriters, dealers, agents or direct purchasers;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities from us;

•	the specific plan of distribution;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.

If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

At the Market Offerings

We may also sell the securities offered by any applicable prospectus supplement in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act or into an existing trading market, on an exchange or otherwise.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future.

The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

ENFORCEABILITY OF CIVIL LIABILITIES

CASI is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

A majority portion of CASI’s assets are located outside the United States. In addition, a majority of CASI’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a majority portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon CASI or these persons, or to bring an action against CASI or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against CASI and its officers and directors.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against CASI or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against CASI or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against CASI or the directors or officers of CASI predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against CASI or against its directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding CASI ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

Expense	Estimated Amount
SEC registration fee	$30,345	(1)
FINRA filing fee	30,500
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous costs		(2)
Total		$(2)

(1)	Includes $7,380 that was previously paid with respect to the offer and sale of up to an aggregate of $50.0 million in securities described in the prospectus to the Prior Registration Statement on Form F-3 (Registration No. 333-279096), which was declared effective by the SEC on May 10, 2024.
(2)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

LEGAL MATTERS

Maples and Calder (Hong Kong) LLP will pass upon the validity of the securities being registered hereby and certain other legal matters of Cayman Islands law in connection with the registration of such securities. Harter Secrest & Emery LLP will pass upon certain matters of U.S. federal and New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CASI Pharmaceuticals, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.casipharmaceuticals.com) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website does not form a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of such registration statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the website provided in the previous paragraph. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our reports on Form 6-K furnished with the SEC on April 8, 2024, June 27, 2024 (Film No. 241075375), June 27, 2024 (Film No. 241075377), July 8, 2024, July 19, 2024, September 12, 2024, November 15, 2024, and December 16, 2024; and

•	the description of the Company’s ordinary shares contained in the Company’s Registration Statement on Form 8A-12B (File No. 001-41666) filed with the SEC on March 27, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

CASI PHARMACEUTICALS, INC.

CASI Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2024	December 31,2023
ASSETS
Current assets:
Cash and cash equivalents	$9,533	$17,083
Investment in equity securities, at fair value	3,194	1,675
Short term investments	-	12,011
Accounts receivable	6,781	9,551
Amounts due from related parties	963	587
Inventories	14,614	15,877
Prepaid expenses and other	2,111	2,560
Total current assets	37,196	59,344

Long-term investments	1,773	1,686
Property, plant and equipment, net	8,496	9,241
Intangible assets, net	1,358	1,839
Right of use assets	1,756	2,392
Other assets	692	766
Total assets	$51,271	$75,268

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$792	$4,438
Accrued and other current liabilities	8,791	12,288
Total current liabilities	9,583	16,726

Long term borrowing	18,465	18,895
Other liabilities	14,202	15,482
Total liabilities	42,250	51,103

Commitments and contingencies

Shareholders’ equity:
Ordinary shares	1	1
Treasury shares	(9,604)	(9,604)
Subscription receivable	(2,019)	—
Additional paid-in capital	699,373	695,785
Accumulated other comprehensive loss	(1,420)	(1,200)
Accumulated deficit	(677,310)	(660,817)
Total shareholders’ equity	9,021	24,165
Total liabilities and shareholders’ equity	$51,271	$75,268

The accompanying notes are an integral part of these consolidated financial statements.

CASI Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Six Months Ended June 30
	2024	2023
Revenues	$7,388	18,167

Costs of revenues	3,515	7,364

Gross profit	3,873	10,803

Operating expenses:
Research and development	3,730	5,148
General and administrative	10,755	13,446
Selling and marketing	8,161	8,782
Gain on disposal of intangible assets	(500)	—
Other operating income	—	(1,306)
Foreign exchange gain	(30)	(15)
Total operating expenses	22,116	26,055

Loss from operations	(18,243)	(15,252)

Non-operating income (expense):
Interest expense	(382)
Interest income	266	341
Other income	176	40
Change in fair value of investments	1,690	(1,078)
Loss before income tax expense and share of net loss in an equity investee	(16,493)	(15,949)
Income tax benefit	—	80
Net loss before share of net loss in an equity investee	(16,493)	(15,869)
Share of net loss in an equity investee	—	(32)
Net loss	(16,493)	(15,901)
Less: Loss attributable to redeemable noncontrolling interest	—	(1,260)
Accretion to redeemable noncontrolling interest redemption value	—	1,607
Net loss attributable to CASI Pharmaceuticals, Inc.	$(16,493)	(16,248)

Net loss per share (basic and diluted)	$(1.23)	(1.22)
Weighted average number of ordinary shares outstanding (basic and diluted)	13,450,694	13,341,897

Comprehensive loss:
Net loss	$(16,493)	(15,901)
Foreign currency translation adjustment	(220)	(1,979)
Total comprehensive loss	$(16,713)	(17,880)
Less: Comprehensive loss attributable to redeemable noncontrolling interest	—	(2,348)
Comprehensive loss attributable to ordinary shareholders	$(16,713)	(15,532)

The accompanying notes are an integral part of these consolidated financial statements.

CASI Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Shareholders’ Equity

(In thousands, except share data)

						Accumulated
					Additional	Other
	Ordinary Share		Treasury	Subscription	Paid-in	Comprehensive	Accumulated
	Shares	Amount	Share	Receivable	Capital	Loss	Deficit	Total
Balance at December 31, 2023	13,378,175	$1	$(9,604)	$—	$695,785	$(1,200)	$(660,817)	$24,165
Issuance of ordinary share for options exercised	1,060,949	—	—	(2,019)	2,048	—	—	29
Share-based compensation expense, net of forfeitures	—	—	—	—	1,540	—	—	1,540
Foreign currency translation adjustment	—	—	—	—	—	(220)	—	(220)
Net loss attributable to CASI Pharmaceuticals, Inc.	—	—	—	—	—	—	(16,493)	(16,493)
Balance at June 30, 2024	14,439,124	1	(9,604)	(2,019)	699,373	(1,420)	(677,310)	9,021

						Accumulated
					Additional	Other
	Ordinary Share		Treasury	Subscription	Paid-in	Comprehensive	Accumulated
	Shares	Amount	Share	Receivable	Capital	Loss	Deficit	Total
Balance at December 31, 2022	13,457,625	$1	$(9,330)	$—	$691,766	$(703)	$(637,160)	$44,574
Repurchase of ordinary share	(136,118)		(274)	—	(4)	—	—	(278)
Issuance of ordinary share for options exercised	56,668	—	—	—	109		—	109
Share-based compensation expense, net of forfeitures	—	—	—	—	4,960	—	—	4,960
Foreign currency translation adjustment	—	—	—	—	—	(891)	—	(891)
Net loss attributable to CASI Pharmaceuticals, Inc.	—	—	—	—	(1,607)	—	(14,641)	(16,248)
Balance at June 30, 2023	13,378,175	1	(9,604)	—	695,224	(1,594)	(651,801)	32,226

The accompanying notes are an integral part of these consolidated financial statements.

CASI Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash used in operating activities	$(18,090)	(13,199)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of an intangible asset	500	—
Purchases of property, plant and equipment	(42)	(53)
Purchases of intangible assets	—	(36)
Purchase of short term investments	(1,407)	(23,580)
Proceeds from sales or maturity of short term investments	13,294	7,077
Payments to taxing authorities in connection with cash withheld from a related person	(632)	—
Net cash provided by (used in) investing activities	$11,713	(16,592)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of share options	—	109
Repurchase of ordinary shares	—	(278)
Dividend payment to Wuxi Huicheng Yuanda Investment Partnership (Limited Partnership) (“Wuxi LP”)	(721)	—
Net cash used in financing activities	$(721)	(169)

Effect of exchange rate change on cash and cash equivalents	(452)	(237)
Net decrease in cash and cash equivalents	$(7,550)	(30,197)

Cash and cash equivalents at beginning of period	$17,083	47,112
Cash and cash equivalents at end of period	$9,533	16,915

Supplemental disclosure of cash flow information:
Income taxes paid	—	1,807

Non-cash investing and financing activities:
Payables related to property, plant and equipment	$90	91
Settlement of subscription receivable by deducting payroll payable from a related person	$29	—
Prepayment related to intangible asset	$90	9

The accompanying notes are an integral part of these consolidated financial statements.

CASI Pharmaceuticals, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

1.	DESCRIPTION OF BUSINESS

Business Overview

On April 12, 2024, CASI Pharmaceuticals, Inc. and its subsidiaries (“CASI” or “the Company”) submitted an Investigational New Drug (“IND”) application to the Food and Drug Administration (“FDA”) for CID-103 to support a phase 1/2 study of CID-103 in adults with chronic Immune Thrombocytopenia (“ITP”). On May 13, 2024, the Company received a letter from FDA indicating that study may proceed. CID-103 is a fully human IgG1 anti-CD38 monoclonal antibody recognizing a unique epitope that has demonstrated encouraging preclinical efficacy and safety profile compared to other anti-CD38 monoclonal antibodies.

2.	LICENSE AND DISTRIBUTION AGREEMENTS

China Resources Pharmaceutical Commercial Group International Trading Co., Ltd. (“CRPCGIT”, previously known as China Resources Guokang Pharmaceuticals Co., Ltd.)

In February 2024, the Company further extended the exclusive distribution agreement with CRPCGIT for an additional three years, the key terms of the agreement remains unchanged.

Juventas Cell Therapy Ltd. (“Juventas”)

On March 2, 2024, CASI received a notice from Juventas, which purported to terminate the CNCT19 Agreements. CASI responded to Juventas’ purported termination notice, noting that Juventas was not entitled to unilaterally terminate the CNCT19 Agreements and further demanding that Juventas cease any conduct that may constitute further breach of the CNCT19 Agreements and execute a written undertaking regarding compliance with the CNCT19 Agreements by March 13, 2024. Juventas did not comply with CASI’s demands. On March 20, 2024, CASI submitted a Notice of Arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) against Juventas pursuant to the CNCT19 Agreements’ dispute resolution clauses, claiming that Juventas’ purported termination was invalid and that Juventas breached the CNCT19 Agreements and seeking, among other things, damages and injunctive reliefs. Together with the Notice of Arbitration, CASI also submitted an application for the appointment of an emergency arbitrator, seeking emergency injunctive reliefs. On the same day, Juventas also submitted a Notice of Arbitration at the HKIAC against CASI, alleging, among other things, that the CNCT19 Agreements were validly terminated and that CASI breached the CNCT19 Agreements. The HKIAC has appointed an emergency arbitrator in accordance with CASI’s application.

In an order dated July 15, 2024, and received by CASI on July 18, 2024, the First Intermediate People’s Court of Tianjin Municipality, where Juventas is headquartered, granted CASI’s application to freeze Juventas’s assets while the Arbitration Proceeding is ongoing and decided to freeze up to RMB 190 million in Juventas’s bank accounts or seize and freeze Juventas’s other assets of equivalent value (the “Asset Freezing Order”). The Asset Freezing Order took effect upon issuance and the court has taken steps to enforce the Asset Freezing Order.

The arbitration proceedings are in their early stages and the Company cannot predict right now the outcome of either of these proceedings. If we do not prevail in either of these proceedings completely or in part, or fail to reach a favorable settlement with Juventas, our plan with respect to the commercialization of CNCT 19 may be delayed or otherwise adversely impacted, which may in turn result in adverse impacts on our results of operations, financial condition and prospects.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for annual financial statements. The interim financial statements should be read in conjunction with the consolidated financial statements and related footnotes included in the Company’s annual report on Form 20-F for the year ended December 31, 2023.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of June 30, 2024, the results of operations and cash flows for the six months ended June 30, 2024 and 2023, have been made.

Liquidity and Capital Resources

The unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

Since its inception in 1991, the Company has incurred significant losses from operations and, as of June 30, 2024, had incurred an accumulated deficit of $677.3 million. For the six months ended June 30, 2024, the Company had a net loss of $16.5 million and a cash outflow for operating activities of $18.1 million. As of June 30, 2024, the Company had a net current asset of $27.6 million. In addition, the Company has long term borrowing and non-current dividends payable in total amount of $19.5 million which may become payable on demand if certain events of default occur (including with respect to a certain revenue threshold to be met by CASI Wuxi in 2024, see Note 9). The Company also subsequently paid RMB 10.0 million in August 2024, with two remaining installments to be paid by March 31, 2025 and December 31, 2025, respectively, for total consideration of RMB 28.4 million plus interest related to investment in PAT (see Note 16). Therefore, the Company will require additional liquidity to continue its operations over the next 12 months.

Historically, the Company had relied principally on proceeds from equity financing and bank borrowings to finance its operations and business expansion. The Company has evaluated plans to continue as a going concern which include, but are not limited to, (i) exploring opportunities for further equity financing (ii) reducing discretionary capital and operating expenses (iii) negotiate with creditor to ease the credit terms (iv) obtaining additional facilities from banks or other financial institutions. Notwithstanding this, the Company may be unable to access further equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The unaudited interim condensed consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

Use of Estimates

The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses reported in those financial statements. Descriptions of the Company’s significant accounting policies are discussed in the notes to consolidated financial statements in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023. Management evaluates the related estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from those estimates and assumptions. Significant changes, if any, in those estimates and assumptions resulting from continuing changes in the economic environment will be reflected in the consolidated financial statements in future periods.

Recent Accounting Pronouncements

There were no accounting pronouncements that the Company adopted beginning January 1, 2024 that had a material impact on the Company’s financial position, results of operations or cash flows.

4.	REVENUE AND ACCOUNTS RECEIVABLE

The Company’s revenue is primarily consisted of sales of EVOMELA® and FOLOTYN®. As of June 30, 2024, the Company had not incurred, and therefore did not defer, any material costs to obtain or fulfill contracts. The Company did not have any contract assets or contract liabilities as of June 30, 2024 and December 31, 2023.

CRPCGIT is the sole customer of the Company's EVOMELA® product sales in China, and China National Medicines Corporation Ltd. (“CNMC”) is the sole customer of the Company's FOLOTYN® product sales in China. As of June 30, 2024, and December 31, 2023, accounts receivable from CRPCGIT represented approximately 93% and 100% of accounts receivable of the Company.

5.	INVESTMENT IN EQUITY SECURITIES, AT FAIR VALUE, SHORT -TERM INVESTMENTS AND LONG-TERM INVESTMENTS

Investment in Equity Securities, at Fair Value

BioInvent International AB – ordinary shares

In October 2020, in conjunction with its license agreement entered into with BioInvent International AB (“BioInvent”), a publicly traded company, CASI made a $6.3 million investment (equivalent to SEK 53.8 million) to acquire 1.2 million new shares (after 25:1 reverse stock split) of BioInvent, and 588,000 warrants, each warrant with a right to subscribe for 1 share (after 25:1 reverse stock split) in BioInvent within a period of five years. In the second quarter of 2022, the Company sold 275,000 ordinary shares of BioInvent.

The fair value of the ordinary shares was measured using its quoted market price, a Level 1 input (see Note 13). The Company recognized gains of $1.5 million and losses of $1.3 million for the ordinary shares of BioInvent, respectively, for the six months ended June 30, 2024 and 2023. Gains (losses) on the Company’s investments in equity securities are recognized as changes in fair value of investments in the consolidated statements of operations and comprehensive loss.

The following table summarizes the Company’s investments in equity securities with readily determinable fair value as of June 30, 2024, and December 31, 2023:

		Gross
(In thousands)		unrealized	Aggregate fair
As of June 30, 2024	Cost	losses	value
BioInvent - ordinary shares	$4,337	$(1,143)	$3,194

		Gross
(In thousands)		unrealized	Aggregate fair
As of December 31, 2023	Cost	losses	value
BioInvent - ordinary shares	$4,337	$(2,662)	$1,675

Short-term Investments

The Company’s short-term investments represent investments in financial instruments with a variable interest rate and term deposits with original maturities of more than 90 days that are readily convertible to known amounts of cash. The Company elected the fair value method at the date of initial recognition and carried these short-term investments subsequently at fair value. Changes in fair values are reflected in the consolidated statements of operations and comprehensive loss.

(In thousands)	June 30,	December 31,
	2024	2023
Aggregate cost basis	—	11,698
Gross unrealized gain	—	313
Aggregate fair value	$—	$12,011

Long-term Investments

Long-term investments include long term investments measured at fair value or measurement alternative, and an equity method investment.

Long-term investments measured at fair value or measurement alternative

Long-term investments measured at fair value or measurement alternative as of June 30, 2024, and December 31, 2023 consisted of the following:

			Gross
		Gross	unrealized
As of June 30, 2024		unrealized	losses (including	Carrying
(In thousands)	Cost	gains	impairment)	amount
Investments measured at fair value
Alesta Therapeutics B.V. - convertible loan	$261	$41	$—	$302
BioInvent International AB - warrants	656	—	(570)	86
Investments in equity securities using measurement alternative
Alesta Therapeutics B.V. - equity interests	2,250	—	(865)	1,385
Total	$3,167	$41	$(1435)	$1,773

			Gross
		Gross	unrealized
As of December 31, 2023		unrealized	losses (including	Carrying
(In thousands)	Cost	gains	impairment)	amount
Investments measured at fair value
Alesta Therapeutics B.V. - convertible loan	$261	$35	$—	$296
BioInvent International AB - warrants	656	—	(651)	5
Investments in equity securities using measurement alternative
Alesta Therapeutics B.V. - equity interests	2,250	—	(865)	1,385
Total	$3,167	$35	$(1,516)	$1,686

Equity method investment

Investment in Precision Autoimmune Therapeutics Co., Ltd., (“PAT”)

In May 2022, CASI China entered into an agreement for the investment in PAT in the amount of RMB 20.0 million (approximately $3.0 million) in cash during PAT’s first equity financing. CASI China paid all the consideration in June 2022. Upon consummation of such equity financing, CASI China will hold 15% equity interests of PAT and will hold one of the three board seats. According to the agreement, CASI China assumes profit or loss of PAT from the date when agreement was signed.

The investment is accounted for under the equity method as CASI China does not control the investee but has the ability to exercise significant influence over the operating and financial policies of the investee through its board representation. In 2023, due to PAT’s slow business progress and delay of financing, the Company recognized an impairment of this investment of $2.0 million, and the balance of this investment is zero as of June 30, 2024.

In July 2024, the Company, a third-party shareholder of PAT, and PAT entered into a tri-party agreement, pursuant to which the Company will purchase all of the third-party shareholder’s equity interest in PAT. The total consideration for this purchase consists of (i) a principal of RMB 28.4 million (approximately $3.9 million) which equals to the original total consideration paid by this shareholder, and (ii) interests calculated at a 6% non-compounding annual interest rate for the period between PAT’s receipt of the investment principal and the Company’s return of the investment principal. The consideration will be paid by three installments. The transaction is expected to complete by December 31, 2025, and upon the completion of the transaction, the Company will hold 40% equity interests of PAT.

6.	INVENTORIES

The Company’s inventories consist of finished goods of EVOMELA® and FOLOTYN®. As of June 30, 2024 and December 31, 2023, the Company had balance of inventories in the aggregate of $14.6 million and $15.9 million, respectively. No write down to the carrying amount of inventory have been recorded in the six months ended June 30, 2024 and 2023.

7.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

(In thousands)	June 30,	December 31,
	2024	2023
Leasehold improvements	$7,026	$7,190
Machinery and equipment	5,959	5,997
Office equipment and furniture	646	682
Construction in progress	—	23
Property, plant and equipment, gross	13,631	13,892
Accumulated depreciation	(5,135)	(4,651)
Property, plant and equipment, net	$8,496	$9,241

8.	ACCRUED AND OTHER CURRENT LIABILITIES, AND OTHER LIABILITIES

	June 30,	December 31,
(In thousands)	2024	2023
Accrued and other current liabilities:
Payroll and welfare payable	$2,396	$3,124
Grants related to land use right	2,485	2,543
Payable to sales and marketing services	559	1,985
Payable to professional consulting service	421	1,023
Payable to clinical study service	551	1,014
Dividends and interest payable to Wuxi LP, current	1,475	753
Lease liabilities-current	429	728
Value-added tax and other tax payable	184	481
Payables related to property, plant and equipment	90	99
Other	201	538
	$8,791	$12,288
Other Liabilities
Profit-sharing liability to Juventas	11,821	11,821
Dividends payable to Wuxi LP, non current	$1,000	$2,045
Lease liabilities-noncurrent	1,381	1,616
	$14,202	$15,482

9.	REDEEMABLE NONCONTROLLING INTEREST AND LONG TERM BORROWING

Changes in redeemable noncontrolling interest during the six months periods ended June 30, 2024 and 2023 are as follows:

	Six Months Ended June 30,
(In thousands)	2024	2023
Balance at beginning of period	$—	$22,358
Share of CASI Wuxi net loss	—	(1,260)
Accretion of redeemable noncontrolling interest	—	1,607
Foreign currency translation adjustment	—	(1,088)
Balance at end of period	$—	$21,617

In December 2023, the Company entered into a series of agreements, including a capital reduction agreement, a long term borrowing agreement, and four guarantee agreements, with Wuxi LP, CASI China and CASI Wuxi, pursuant to which, (i) CASI Wuxi will reduce its registered capital and return to Wuxi LP the investment principal made by Wuxi LP in CASI Wuxi in the amount of RMB134.2 million (equivalent to its original investment of US$20 million, the “Investment Principal”), together with certain investment return in the amount of RMB26.2 million to be paid in instalments (the “Dividends Payable”), and Wuxi LP shall cease to be a shareholder of CASI Wuxi, (ii) Wuxi LP shall reinvest the Investment Principal into a three-year long term borrowing to CASI Wuxi (the “Long term borrowing”, together with the Dividends Payable, the “Exchanged Liabilities”), which shall have a non-compounding annual interest rate of 4.05% and can, from the beginning date of the Long term borrowing term till the six month anniversary after the maturity of the Long term borrowing, be partially or fully converted into the equity interest of any subsidiaries of the Company at the conversion date fair value, solely at Wuxi LP’s discretion, and (iii) each of the Company and CASI China will provide irrevocable joint and several liability guarantees on the above-mentioned payment obligations. The term of the Long term borrowing will start on December 25, 2023 and end on December 31, 2026. The Dividends Payable shall be paid in four instalments in the amount of RMB 5.2 million, RMB 5.2 million, RMB 7.9 million, and RMB 7.9 million in December 2023, June 2024, June 2025 and June 2026, respectively. As of June 30, 2024, the balance of the principal of the Long term borrowing is presented in “Long term borrowing” on the consolidated balance sheet, the balance of remaining Dividends Payable and interests accrued for the Long term borrowing is included in “Accrued and other current liabilities” and “Other liabilities” on the consolidated balance sheet. The provision related to the Long term borrowing includes certain financial and non-financial covenants, including certain revenue threshold generated by CASI Wuxi for each of the years from 2024 to 2028. If CASI Wuxi were to breach the covenants, the remaining balance of Dividends Payable and Long term borrowing become payable on demand.

10.	SHAREHOLDERS’ EQUITY

In June 2024, the Company entered into securities purchase agreements with certain investors for a private investment in public equity financing (the “PIPE Transaction”). The PIPE Transaction was led by Venrock Healthcare Capital Partners and Foresite Capital, with participation by Panacea Venture and Dr. Wei-Wu He, the Chairman of the board of directors and Chief Executive Officer of the Company and his family trust.

In the PIPE Transaction, the Company sold an aggregate of 1,020,000 ordinary shares, at a price of $5.00 per ordinary share, and in the case of two investors, pre-funded warrants to purchase up to an aggregate of 1,980,000 ordinary shares at a per-share pre-funded exercise price of $4.9999. Each pre-funded warrant has an exercise price of $0.0001 per share, and is exercisable immediately and remains exercisable until exercised in full. The pre-funded warrants are not refundable and are subject to other terms and conditions, including certain ordinary share ownership limitations. On July 15, 2024, the Company received the gross proceeds of $15.0 million, and paid the agents fees of $0.9 million separately afterwards.

11.	NET LOSS PER SHARE

Net loss per share (basic and diluted) was computed by dividing net loss attributable to ordinary shareholders, considering the accretions to redemption value of the redeemable noncontrolling interest, by the weighted average number of shares of ordinary shares outstanding. As of June 30, 2024 and 2023, outstanding share options totaling 2,703,136 and 4,010,592, respectively, were anti-dilutive, and therefore, were not included in the computation of weighted average shares used in computing diluted loss per share.

The following table sets forth the basic and diluted net loss per share computation and provides a reconciliation of the numerator and denominator for the periods presented:

	Six Months Ended June 30,
(In thousands, except share and per share data)	2024	2023
Numerator:
Net loss attributable to CASI Pharmaceuticals, Inc.	$(16,493)	$(16,248)
Denominator:
Weighted average number of ordinary share	13,450,694	13,341,897
Denominator for basic and diluted net loss per share calculation	13,450,694	13,341,897
Net loss per share
— Basic and diluted	$(1.23)	$(1.22)

12.	SHARE-BASED COMPENSATION

The Company has adopted various share compensation plans for executive, management and staff of the Company, as well as outside directors and consultants.

The share-based compensation expenses are recorded as components of research and development expense, sales and marketing expense, and general and administrative expense, as follows:

	Six Months Ended June 30,
(In thousands)	2024	2023
Research and development	$82	$218
Sales and Marketing	134	143
General and administrative	1,324	4,599
Share-based compensation expense	$1,540	$4,960

In July 2024, the 2024 Long-Term Incentive Plan (the “2024 Plan”) was approved by the Company’s board of directors. The maximum number of share options that are available for grants shall not exceed 2,000,000 shares.

13.	FAIR VALUE MEASUREMENTS

Financial instruments of the Company primarily consist of cash and cash equivalents, investment in equity securities, short-term investments, accounts receivable, receivable from a related party, term deposit, prepaid expenses and other, long-term investments, accounts payable, accrued and other current liabilities, and long-term borrowing. As of June 30, 2024 and December 31, 2023, the carrying amount of cash and cash equivalents, accounts receivable, amounts due from related parties, prepaid expenses and other, accounts payable and accrued and other current liabilities are carried at cost which approximates their fair values due to the short-term nature of the instruments, the carrying amount of long term borrowing approximates its fair value as interest rate is comparable to the prevailing interest rate in the market.

Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company evaluates financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level at which to classify them each reporting period. This determination requires the Company to make subjective judgments as to the significance of inputs used in determining fair value and where such inputs lie within the hierarchy.

The Company has an equity investment in the common stock of a publicly traded company. The Company’s investments in these equity securities are carried at their estimated fair value, with changes in fair value reported in the consolidated statement of operations and comprehensive loss each reporting period (see Note 5). The fair value of the common stock is based on quoted market price for the investees’ common stock, a Level 1 input.

The Company has an equity investment in the warrants of a publicly traded company. The Company’s investment is carried at its estimated fair value, with changes in fair value reported in the consolidated statement of operations and comprehensive loss each reporting period (see Note 5). The fair value of the warrants was measured using observable market-based inputs other than quoted prices in active markets for identical assets, level 2 inputs. The Company uses the Black-Scholes-Merton valuation model to estimate the fair value of warrants. Option valuation models, including Black-Scholes-Merton, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the fair value determination of a warrant.

The Company has investments in the convertible debt of a private company. The Company’s investment is carried at its estimated fair value, with changes in fair value reported in the consolidated statement of operations and comprehensive loss each reporting period (see Note 5) using Level 3 input.

The following tables present the Company’s financial assets accounted for at fair value on a recurring basis as of June 30, 2024 and December 31, 2023, by level within the fair value hierarchy:

(In thousands)	Fair Value at
Description	June 30, 2024	Level 1	Level 2	Level 3
Investment in equity securities, at fair value:	$3,194	$3,194	$—	$—
Long term investments:
Investment in warrants - Designated as investment measured at FVTPL	$86	$—	$86	$—
Investment in convertible loan - AFS	$302	$—	$—	$302

(In thousands)	Fair Value at
Description	December 31, 2023	Level 1	Level 2	Level 3
Investment in equity securities, at fair value:	$1,675	$1,675	$—	$—
Short term investments:	$12,011	$—	$12,011	$—
Long term investments:
Investment in warrants - Designated as investment measured at FVTPL	$5	$—	$5	$—
Investment in convertible loan - AFS	$296	$—	$—	$296

Financial Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

The Company measures equity investments without readily determinable fair values at its cost, minus impairment, if any, plus or minus changes resulting from observable transactions of identical or similar securities of the same issuer.

Non-Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis

The Company has no non-financial assets and liabilities that are measured at fair value on a recurring basis.

Non-Financial Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

The Company had no non-financial assets and liabilities that are measured at fair value on a non-recurring basis.

14.	RELATED PARTY TRANSACTIONS

In June 2024, Dr. Wei-Wu He, the Company’s Chairman of the board of directors and CEO, exercised 1,023,499 share options, the exercise price was $2.0 million. In addition, the Company paid $0.6 million payroll tax resulting from this exercise gain on behalf of him. As of June 30, 2024, total receivable due from Dr. Wei-Wu He was $2.6 million, which was subsequently paid off in December 2024.

In July 2024, the Company closed the PIPE Transaction, in which Dr. Wei-Wu He and his family trust participated in this transaction. Dr. Wei-Wu He and his family trust purchased 300,000 shares at the price of $5.0 per share for a total of $1.5 million.

15.	COMMITMENTS AND CONTINGENCIES

In conjunction with the Cleave assignment agreement entered into on July 18, 2023, the Company is responsible for certain milestone and royalty payments. As of June 30, 2024, no milestones have been achieved.

In conjunction with the BioInvent agreement entered into during 2020, the Company is responsible for certain milestone and royalty payments. As of June 30, 2024, no milestones had been achieved.

In conjunction with the Black Belt agreement entered into during 2019, the Company is responsible for certain milestone and royalty payments. In June 2021, the Company achieved the First-Patient-In in the Phase 1 dose escalation and expansion study of CID-103, and made $750,000 milestone payment in June 2021 and EUR250,000 ($305,000) in August 2021. As of June 30, 2024, no other milestones had been achieved.

In conjunction with the FOLOTYN® Assignment Agreement and Payment Agreement entered into in July 2023, in addition to the $2 million upfront payment already paid in 2023, the Company is responsible for certain contingent Deferred Payments up to $10.0 million to licensor and certain contingent payment up to $750,000 to Acrotech. As of June 30, 2024, none of these contingent payments are considered probable based on the uncertainties of the successful renewal of the drug license in China.

The Company is subject in the normal course of business to various legal proceedings in which claims for monetary or other damages may be asserted. Management does not believe such legal proceedings, unless otherwise disclosed herein, are material.

16.	SUBSEQUENT EVENT

In July 2024, with respect to the Company’s previously announced dispute with Juventas, a PRC court issued an asset freezing order against Juventas in aid of the arbitration proceedings CASI initiated at the Hong Kong International Arbitration Centre in connection to Juventas’s purported termination of the parties’ agreements with respect to the commercialization of CNCT19 (the “Arbitration Proceeding”). In an order dated July 15, 2024 and received by CASI on July 18, 2024, the First Intermediate People’s Court of Tianjin Municipality, where Juventas is headquartered, granted CASI’s application to freeze Juventas’s assets while the Arbitration Proceeding is ongoing and decided to freeze up to RMB 190 million in Juventas’s bank accounts or seize and freeze Juventas’s other assets of equivalent value (the “Asset Freezing Order”). The Asset Freezing Order took effect upon issuance and the court has taken steps to enforce the Asset Freezing Order.

In July 2024, the Company entered into an agreement with PAT and one of the investors of PAT, to purchase 19.8876% equity interest of PAT from the investor. The total consideration is RMB 28.4 million plus interest and will be paid in three installments. The Company has paid RMB 10.0 million in August 2024. The remaining two installments will be paid by March 31, 2025 and December 31, 2025, respectively.

In December 2024, the Company received a Termination Process Letter from Acrotech of certain License Agreement (the “License Agreement”), dated September 17, 2014, between Spectrum Pharmaceuticals, Inc. and the Company granting the exclusive rights to the Company to commercialize Evomela® in China, which was later assigned to Acrotech on March 1, 2019. Acrotech alleged in such letter that the Company materially breached the License Agreement and failed to cure such breach, and the License Agreement was therefore terminated. Pursuant to the License Agreement, the Company can continue to distribute and sell Evomela® for a reasonable wind-down period not to exceed 24 months, so the Company does not expect any disruption to its current distribution plan for Evomela® during such period.

$200,000,000

Ordinary Shares

Preferred Shares

Warrants

Subscription Rights

Units

PROSPECTUS

           , 2024

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated December 20, 2024

PROSPECTUS

Up to $50,000,000

Ordinary Shares

We have entered into an Open Market Sale AgreementSM, or Sales Agreement, with Jefferies LLC, or Jefferies, dated December 20, 2024, relating to our ordinary shares offered by this prospectus. In accordance with the terms of the Sales Agreement, under this prospectus, we may offer and sell our ordinary shares having an aggregate offering price of up to $50.0 million from time to time through Jefferies acting as our sales agent.

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” The last reported sale price of our ordinary shares on December 18, 2024 was $2.86 per share.

Sales of our ordinary shares, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market or any other existing trading market in the United States for our ordinary shares. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per ordinary share sold. In connection with the sale of the ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act and the Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves a high degree of risk. We may be subject to various legal and operational risks as a result of doing business in the PRC, risks relating to our auditor, risks relating to cash and asset transfers among the Company and its subsidiaries, and risks relating to permission and filing procedures required from the governmental authorities of the PRC with respect to the operation of our PRC subsidiaries and future offerings in the United States. You should carefully review the risks and uncertainties described under the section titled “Risk Factors” on page P-8 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our filings with the U.S. Securities and Exchange Commission, or SEC, that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is            , 2024

- i -

ABOUT THIS PROSPECTUS

This prospectus relates to the registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may use this prospectus to, from time to time, sell ordinary shares having an aggregate gross sales price of up to $50.0 million.

Before buying any of the ordinary shares that we are offering, you should carefully read this prospectus and the documents incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any accompanying prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The information contained in this prospectus or any document incorporated by reference herein is accurate only as of such documents’ respective dates, regardless of the time of delivery of this prospectus, any applicable free writing prospectus or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor Jefferies have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor Jefferies take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States, neither we nor Jefferies have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Throughout this prospectus, references to the “Company,” “we,” “our,” “us,” “registrant,” “CASI” or similar terms used in this prospectus refer to CASI Pharmaceuticals, Inc., an exempted company with limited liability under the laws of the Cayman Islands, including its consolidated subsidiaries, unless the context otherwise indicates.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China, and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

- ii -

This prospectus may contain translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

- iii -

INDUSTRY AND MARKET DATA

In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which the Company and its subsidiaries compete as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS AND TRADENAMES

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

- iv -

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our consolidated and condensed consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a biopharmaceutical company focused on developing and commercializing innovative therapeutics and pharmaceutical products in China, the United States, and throughout the world.

Holding Company Structure

CASI is not a Chinese operating company but a Cayman Islands holding company with a significant portion of the business operations expected to be conducted by its Chinese subsidiaries. This holding company structure and our operation in China may involve risks. We currently conduct our business through the following consolidated subsidiaries:

•	CASI Pharmaceuticals (China) Co., Ltd., referred to as CASI China;

•	CASI Pharmaceuticals (Wuxi) Co., Ltd., referred to as CASI Wuxi;

•	CASI Biopharmaceuticals (WUXI) Co., Ltd, referred to as CASI Biopharmaceuticals; and

•	CASI Pharmaceuticals Co., Limited, referred to as CASI Hong Kong.

We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us. The organizational chart of CASI as of December 18, 2024 is set forth below:

Note: Currently CASI Hong Kong has no meaningful operations.

P-1

In addition to our existing operations in China, we conduct clinical development of certain of our product candidates outside of China. In connection with these efforts we have licensed the exclusive worldwide rights to certain product candidates, including CID-103, which rights are held by us outside of China.

Nasdaq Capital Market Listing; Redomiciliation

Our ordinary shares are traded on The Nasdaq Capital Market under the symbol “CASI.” In March 2023, we completed a redomicile merger, with CASI surviving the merger as the surviving company and successor issuer, and CASI’s ordinary shares continued trading on The Nasdaq Capital Market under the symbol “CASI.” CASI is treated for U.S. federal income tax purposes as a U.S. corporation, including with respect to any dividends paid by it, which dividends may be subject to U.S. withholding taxes.

Corporate Information

Our principal executive offices are located at 1701-1702, China Central Office Tower 1, No. 81 Jianguo Road Chaoyang District, Beijing, 100025, People’s Republic of China. Our telephone number at this address is +86 (10) 6508 6063. Our registered office in the Cayman Islands is located at Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our agent for service of process in the United States is located at 9620 Medical Center Drive, Suite 300, Rockville, MD 20850, 240-864-2600.

Implications of Being a Foreign Private Issuer

As a “foreign private issuer,” CASI is subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that CASI must disclose differ from those governing U.S. corporations pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

In addition, as a foreign private issuer, CASI’s officers and directors and holders of more than 10% of the issued and outstanding ordinary shares are exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. A company will lose its foreign private issuer status if more than 50% of its outstanding voting securities are owned by U.S. residents and any of the following three circumstances applies: (i) the majority of its executive officers or directors are U.S. citizens or residents, (ii) more than 50% of its assets are located in the United States or (iii) its business is administered principally in the United States.

P-2

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings that are incorporated by reference into this prospectus, including, without limitation, the further risks discussed below.

Risks and Uncertainties Relating to Doing Business in China

We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, could result in a material change in our operations and may cause the value of our securities to significantly decline or become worthless. Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ordinary shares. For example, China’s government has in recent years issued statements and regulatory actions to regulate certain market players or to improve its supervision of the market in general, such as those related to data security or anti-monopoly concerns. While we currently do not believe such regulatory actions have materially impacted our business operations, our ability to accept foreign investments, or our ability to maintain listing with the Nasdaq Stock Market, there is no assurance that any new rules or regulations promulgated in the future will not impose additional requirements on us. If any such rules or regulations are adopted, we may be subject to more stringent regulatory scrutiny for our operation and financing efforts, which may in turn result in us incurring additional compliance costs and expenses, delay our investment and financing activities, or otherwise impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign exchange.

Risks Relating to Our Auditor

Our auditor, the independent registered public accounting firm that issues the audit report contained in our annual report, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board, or PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in CASI Pharmaceuticals, Inc., a Delaware corporation, our predecessor prior to the redomicile merger, referred to as CASI Delaware, were deprived of the benefits of such PCAOB inspections. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and CASI Delaware’s auditor was subject to that determination. In April 2022, the SEC conclusively listed CASI Delaware as a Commission-Identified Issuer under the HFCAA following the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we do not expect we will be identified as a Commission-Identified Issuer under the HFCAA for the fiscal year ended December 31, 2024.

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Each year in the future, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report for the relevant fiscal year. In accordance with the HFCAA, our ordinary shares would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our ordinary shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of such shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Cash and Asset Transfer among the Company and its Subsidiaries

We provide funding to our subsidiaries from time to time through capital contributions or loans, subject to satisfaction of applicable government registration and approval requirements. For the year ended December 31, 2023, we provided funding of US$1.0 million through capital contributions to CASI Hong Kong, our newly incorporated Hong Kong subsidiary.

Our subsidiaries may pay dividends and make other distributions to us subject to satisfaction of applicable government filing and approval requirements. Such dividend or other distributions may be subject to limitations and certain tax consequences, a discussion on which is set forth below. For the year ended December 31, 2023, no dividends or other distributions were made by our subsidiaries.

We also pay service fees to our PRC subsidiaries pursuant to certain sales support service agreements and research and development support service agreements. For the year ended December 31, 2023, we paid service fees of US$1.1 million to CASI China, one of our PRC subsidiaries. Under PRC tax laws and regulations, the earnings of our subsidiaries under such agreements are subject to a statutory tax rate of 25%.

In the year ended December 31, 2023, no assets other than cash were transferred through our organization.

All cash transfers among us and our subsidiaries have been eliminated in our consolidated statement of cash flows.

The existing PRC foreign exchange regulations may limit our ability to initiate and complete cash transfers within our group. Approval from the State Administration of Foreign Exchange, or SAFE, and the People’s Bank of China, or PBOC, may be required where RMB are to be converted into foreign currencies, including U.S. dollars, and approval from SAFE and PBOC or their branches may be required where RMB are to be remitted out of China.

We have never declared or paid dividends on our ordinary shares or any other securities and we do not anticipate paying any dividends on our ordinary shares in the foreseeable future. We may rely on dividends from our subsidiaries in China to pay dividend and other distributions on our ordinary shares. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. In addition to applicable foreign exchange limitations, under the current regulatory regime in China, a PRC company may pay dividends only out of its accumulated profit, if any, determined in accordance with PRC accounting standards and regulations, and is required to set aside as general reserves at least 10% of its after-tax profit, until the cumulative amount of such reserves reaches 50% of its registered capital, prior to any dividend distribution. In addition, a PRC company shall not distribute any profits in a given year until any losses from prior fiscal years have been offset.

Permission and Filing Procedures Required from the PRC Authorities with Respect to the Operations of Our PRC Subsidiaries and Future Offering in the US

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As the date hereof, our PRC subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, the Business License, the Drug Distribution License, the Drug Manufacturing Permit, the Clinical Trial Application with the PRC National Medical Products Administration, or NMPA, and the notification filing for international collaborative clinical trial or the application for international collaborative scientific research with the China Human Genetic Resources Administrative Office, or HGRAO. We also work with our business partners which have obtained the requisite licenses and permits for their business collaboration with us, including, among others, the Import Drug Registration for product(s) we promote and distribute in China. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practices of the relevant government authorities, we may be required to obtain additional permissions or approvals for our business operations.

As the date hereof, we and our PRC subsidiaries (i) except for the requisite CSRC Filing(s) (as defined below), are not required to obtain permissions from the China Securities Regulatory Commission, or the CSRC, (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, and (iii) have not been asked to obtain or were denied such permissions by applicable PRC authority. On July 7, 2022, the CAC published the Guidelines for Data Export Security Assessment (《数据出境安全评估办法》), or the Guidelines, which took effect on September 1, 2022. Pursuant to the Guidelines, the data processor who intends to transfer certain important data or large volumes of personal information outside of China shall complete a prior CAC-led data outbound transfer security assessment. For the data we accessed through or obtained from clinical trials, we have complied with the laws and regulations then-in-effect, and completed the registration with HGRAO, but it is unclear if we will be required to go through the CAC-led or CAC-involved security assessment or if the current HGRAO registration procedure will be changed in the future. We will closely monitor and review any regulatory developments and comply with any new approval or license requirement when necessary. If (i) we have erroneously concluded that such permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may have to expend significant time and costs to procure them. If we are unable to do so, on commercially reasonable terms, in a timely manner or otherwise, we may become subject to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into China as foreign investments or accept foreign investments, or be listed on a U.S. or other overseas exchange may be restricted, and our business, reputation, financial condition, and results of operations may be materially and adversely affected.

On February 17, 2023, the CSRC released the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (《境内企业境外发行证券和上市管理试行办法》) and five ancillary interpretive guidelines, collectively, the Overseas Listing Trial Measures, as amended, supplemented or otherwise modified from time to time, which apply to overseas offerings and listing by PRC-based companies, or domestic companies, of equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities, and came into effect on March 31, 2023. According to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC, and if an overseas-listed PRC-based issuer issues new securities in the same overseas market after the overseas offering and listing, it is also required to file with the CSRC within three business days after the completion of the issuance, or the CSRC Filing; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (2) if a foreign-incorporated issuer meets both of the following conditions, its overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company of the PRC: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding line items in the issuer’s audited consolidated financial statements for the same period; and (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in China; in addition to the aforementioned conditions, the determination of an indirect overseas offering and listing by a domestic enterprise adheres to the principle of substance over form; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market (including issuance of new securities after its overseas offering and listing), the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC.

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Furthermore, in case any of the following major events occurs after the overseas offering and listing, the issuer is also required to report the relevant information to the CSRC within three business days of the occurrence and the announcement of the relevant events: (1) change of control; (2) the foreign securities regulatory body or the relevant competent authority has taken such measures as investigation and punishment; (3) conversion of listing status or listing board; and (4) voluntary of compulsory termination of listing. Where there is any material change in the major business and operation of the issuer after overseas offering and listing, and such change does not fall within the scope of filing, the issuer shall, within three business days of the occurrence of such change, submit a special report and a legal opinion issued by a domestic law firm to the CSRC to explain the relevant situation.

As substantially all of our operations are currently based in the PRC, our future offerings and major changes shall be subject to the filing procedures under the Overseas Listing Trial Measures. We cannot assure you that we can meet such requirements, obtain the requisite permits from the relevant government authorities, or complete such filing in a timely manner or at all. Any failure may significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Recent Developments

In December 2024, we received a Termination Process Letter from Acrotech of a certain License Agreement (the “License Agreement”), dated September 17, 2014, between Spectrum Pharmaceuticals, Inc. and us granting the exclusive rights to us to commercialize Evomela® in China, which was later assigned to Acrotech on March 1, 2019. Acrotech alleged in such letter that we materially breached the License Agreement and failed to cure such breach, and the License Agreement was therefore terminated. Pursuant to the License Agreement, we can continue to distribute and sell Evomela® for a reasonable wind-down period not to exceed 24 months, so we do not expect any disruption to our current distribution plan for Evomela® during such period.

On October 24, 2024, we announced that the Center for Drug Evaluation of the NMPA has approved our Clinical Trial Application to proceed with a phase 1/2 study of CID-103 in adult patients with chronic Immune Thrombocytopenia in China. This China study is part of the global study that was approved by the U.S. Food and Drug Administration, or FDA, in May 2024.

In July 2024, with respect to our previously announced dispute with Juventas, a PRC court issued an asset freezing order against Juventas in aid of the arbitration proceedings we initiated at the Hong Kong International Arbitration Centre in connection to Juventas’s purported termination of the parties’ agreements with respect to the commercialization of CNCT19 (the “Arbitration Proceeding”). In an order dated July 15, 2024 and received by us on July 18, 2024, the First Intermediate People’s Court of Tianjin Municipality, where Juventas is headquartered, granted our application to freeze Juventas’s assets while the Arbitration Proceeding is ongoing and decided to freeze up to RMB 190 million in Juventas’s bank accounts or seize and freeze Juventas’s other assets of equivalent value (the “Asset Freezing Order”). The Asset Freezing Order took effect upon issuance and the court has taken steps to enforce the Asset Freezing Order.

In July 2024, we entered into an agreement with PAT and one of the investors of PAT, to purchase 19.8876% equity interest of PAT from the investor. The total consideration is RMB 28.4 million plus interest and will be paid in three installments. We paid RMB 10.0 million in August 2024. The remaining two installments will be paid by March 31, 2025 and December 31, 2025, respectively.

On June 26, 2024, we entered into Subscription Agreements and Subscription and Purchase Agreements with certain investors including Dr. Wei-Wu He, the Chairman of the board of directors and Chief Executive Officer of the Company and his family trust. On July 15, 2024, the transaction contemplated under such agreements closed, pursuant to which we issued 1,020,000 ordinary shares and Warrants to purchase 1,980,000 ordinary shares to the investors for aggregate gross proceeds of approximately $15.0 million, before deducting placement agent fees and other private placement expenses.

Our board of directors received a preliminary non-binding proposal letter, or the Proposal Letter, dated June 21, 2024, from Dr. Wei-Wu He, Chairman of the Board and CEO of the Company, to acquire the entire business operations of the Company in China and all license-in, distribution and related rights in Asia (excluding Japan) related to all of our pipeline products, including but not limited to EVOMELA®, FOLOTYN®, CNCT19, BI-1206, CB-5339,CID-103 and Thiotepa, for an aggregate purchase price of $40.0 million, which shall include assumption of up to $20.0 million of indebtedness of the Company, or the Proposed Transaction. On June 25, 2024, our board of directors formed a special committee comprised solely of incumbent independent directors, or the Special Committee, to evaluate the transaction contemplated under the Proposal Letter and such other strategic and business alternatives available to us in respect of the our business operations in China. As of the date hereof, no decisions have been made by the Special Committee with respect to the Proposed Transaction or any alternative strategic option that we may pursue.

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THE OFFERING

Ordinary shares offered by us	Ordinary shares, $0.0001 par value, having an aggregate offering price of up to $50.0 million.

Ordinary shares to be outstanding immediately after this offering	Up to 32,943,574 ordinary shares, assuming a sales price of $2.86 per share, which was the closing price on The Nasdaq Capital Market on December 18, 2024. The actual number of shares outstanding will vary depending on the price which ordinary shares may be sold from time to time during this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on the Nasdaq Capital Select Market or other market for our ordinary shares in the United States through our sales agent, Jefferies LLC. See the section entitled “Plan of Distribution” on page P-16 of this prospectus.

Use of Proceeds	We currently intend to use the net proceeds from the sale of the ordinary shares offered hereby to fund the continued development and commercialization of our drug candidates and current products, including development of CID-103, and for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds” on page P-12 of this prospectus.

Risk Factors	See “Risk Factors” beginning on page P-8 and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in the ordinary shares.

Nasdaq Capital Market symbol	CASI

The number of ordinary shares to be outstanding after this offering is based on 15,461,057 ordinary shares outstanding as of September 30, 2024 and excludes:

•	3,390,727 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2024 having a weighted-average exercise price of approximately $3.12 per share;

•	1,980,000 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2024 having a weighted-average exercise price of approximately $0.0001 per share;

•	1,540,000 ordinary shares reserved for issuance pursuant to future awards under CASI’s 2024 Long-Term Incentive Plan; and

•	27,064 ordinary shares reserved for issuance pursuant to future awards under CASI Delaware’s 2021 Long-Term Incentive Plan.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding options to purchase ordinary shares subsequent to September 30, 2024.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent annual report on Form 20-F for the year ended December 31, 2023, as filed with the SEC on March 28, 2024 and in our current reports on Form 6-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.”

The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

Our Recurring Operating Losses have Raised Substantial Doubt Regarding Our Ability to Continue as a Going Concern.

Our recurring operating losses raise substantial doubt about our ability to continue as a going concern. Since our inception in 1991, we have incurred significant losses from operations and, as of June 30, 2024, had incurred an accumulated deficit of $677.3 million. For the six months ended June 30, 2024, we had a net loss of $16.5 million and a cash outflow for operating activities of $18.1 million. As of June 30, 2024, we had net current assets of $27.6 million. In addition, we had long term borrowing and non-current dividends payable in a total amount of $19.5 million, which may become payable on demand if certain events of default occur (including with respect to a certain revenue threshold to be met by CASI Wuxi in 2024, see Note 9 to our unaudited condensed consolidated financial statements for the six months ended June 30, 2024 included elsewhere in this prospectus (the “Financial Statements”)). We also entered into an agreement with Precision Autoimmune Therapeutics Co., Ltd., (“PAT”) and one of the investors of PAT, to purchase 19.8876% equity interest of PAT from the investor. The total consideration is RMB 28.4 million plus interest and will be paid in three installments. We paid RMB 10.0 million in August 2024. The remaining two installments will be paid by March 31, 2025 and December 31, 2025, respectively. Therefore, we will require additional liquidity to continue our operations over the next 12 months. These factors raise substantial doubt about our ability to continue as a going concern within a reasonable period of time, which is considered to be one year from the issuance date of the unaudited condensed consolidated financial statements for the six months ended June 30, 2024. Our financial statements included into this prospectus do not include any adjustments that might result if we are unable to continue as a going concern and, therefore, be required to realize our assets and discharge our liabilities other than in the normal course of business, which could cause investors to suffer the loss of all or a substantial portion of their investment. In order to have sufficient cash and cash equivalents to fund our operations in the future, we will need to raise additional equity or debt capital and cannot provide any assurance that we will be successful in doing so. The perception of our ability to continue as a going concern may make it more difficult for us to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees.

If you purchase our ordinary shares sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per ordinary share being offered may be higher than the net tangible book value per share of our outstanding ordinary shares prior to this offering. Assuming that an aggregate of 17,482,517 ordinary shares are sold at a price of $2.86 per share, the last reported sale price of our ordinary shares on the Nasdaq Capital Select Market on December 18, 2024, for aggregate gross proceeds of approximately $50.0 million and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would incur immediate dilution of $1.02 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional ordinary shares or securities convertible or exchangeable for our ordinary shares, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our ordinary shares offered in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from the sale of the ordinary shares offered hereby to fund the continued development and commercialization of our drug candidates and current products, including development of CID-103, and for working capital, capital expenditures and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Sales of a substantial number of our ordinary shares in the public market, or the perception that such sales could occur, could depress the market price of our ordinary shares.

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Sales of a substantial number of our ordinary shares in the public market, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our ordinary shares, including under the Sales Agreement, would have on the market price of our ordinary shares.

The actual number of ordinary shares we will sell under the Sales Agreement and the resulting gross proceeds are uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the Sales Agreement. The number of ordinary shares that are sold through Jefferies after we deliver a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of our ordinary shares during the sales period, it is not possible to predict the number of our ordinary shares that will be ultimately sold or the resulting gross proceeds.

The ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our ordinary shares in this offering at different times will likely pay different prices.

Investors who purchase our ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of our ordinary shares sold, and subject to certain limitations in the Sales Agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.

The price of our ordinary shares is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our ordinary shares is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as fluctuations in financial results, our ability to advance the development and commercialization of our drug candidates or changes in securities analysts’ recommendations. In addition, our ordinary shares have been and may continue to be affected by limited trading volume. Each of these factors, among others, could harm your investment in our ordinary shares and could result in you being unable to resell the shares that you purchased at a price equal to or above the price you paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The statements contained in this prospectus or incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These forward-looking statements include, among others, statements regarding the timing of our commercial launch of products, clinical trials, our cash position and future expenses, our future revenues, and future financings, including any sale of our ordinary shares under the “at-the-market” program described herein. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Actual results could differ materially from those currently anticipated due to a number of factors, including: uncertainties related to the Proposal Letter to acquire the Company’s business operations in China; the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on The Nasdaq Capital Market if we fail to satisfy applicable continued listing standards; the volatility in the market price of our ordinary shares; the risk of substantial dilution of existing shareholders in future share issuances; the difficulty of executing our business strategy on a global basis including China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; legal or regulatory developments in China that adversely affect our ability to operate in China; our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the U.S. FDA, EMA, NMPA, or other regulatory authorities; our inability to receive approval for renewal of license of our existing products; the risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; the risks associated with our product candidates, and the risks associated with our other early-stage products under development; the risk that preclinical and clinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; our ability to protect our intellectual property rights; the lack of success in the clinical development of any of our products and our dependence on third parties; the risks related to our dependence on Juventas to partner with us to co-market CNCT19; risks related to the uncertainty in connection with the ongoing arbitration proceedings between us and Juventas with respect to Juventas’ purported termination of certain CNCT19 license agreements; risks related to our dependence on Juventas to ensure the patent protection and prosecution for CNCT19; risks related to the Company’s ongoing development of and regulatory application for CID-103 with respect to the treatment of antibody-mediated rejection for organ transplant and autoimmune diseases and the license arrangements of CID-103; risks relating to the interests of our largest shareholder and our Chairman and Chief Executive Officer that differ from our other shareholders; and risks related to the success of a new manufacturing facility operated by CASI Wuxi. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition.

P-10

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in the section titled “Risk Factors” and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We discuss in greater detail many of these risks under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectuses we may authorize for use in connection with a specific offering, and in our most recent annual report on Form 20-F, as well as any amendments thereto reflected in subsequent filings with the SEC, as well as our reports on Form 6-K, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

P-11

USE OF PROCEEDS

We may offer and sell our ordinary shares having an aggregate offering price of up to $50.0 million from time to time through Jefferies. The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold and will be reduced by commissions and other expenses of this offering. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, together with our cash and cash equivalents, primarily to fund the continued development and commercialization of our drug candidates, including development of CID-103,and for working capital, capital expenditures and general corporate purposes. Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors, including our ability or desire to sell our ordinary shares under the Sales Agreement. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retain broad discretion in the application of the net proceeds from this offering.

Pending these uses, we intend to invest additional net proceeds, if any, in short- and intermediate-term interest-bearing financial instruments.

P-12

CAPITALIZATION

The following table sets forth the capitalization of the Company as of September 30, 2024:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale of our ordinary shares in the aggregate amount of $50.0 million at an assumed public offering price of $2.86 per share, which was the last reported sale price of our ordinary shares on The Nasdaq Capital Market on December 18, 2024, and after deducting estimated commissions equal to 3% and estimated offering expenses in an amount equal to $503,500 payable by us.

The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 20-F for the financial year ended December 31, 2023, as incorporated by reference into this prospectus.

	As of September 30, 2024
(In USD thousands, except share and per share data)	Actual	As Adjusted
Long term borrowing:	$19,123	$19,123

Shareholder’s equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 15,461,057 shares issued and outstanding on an actual basis, and 28,151,412 shares issued and outstanding on an adjusted basis.	$2	$3
Treasury shares, at cost, 411,952 shares	$(9,604)	$(9,604)
Subscription receivable	$(1,975)	$(1,975)
Additional paid-in capital	$712,597	$760,593
Accumulated other comprehensive loss	$(1,468)	$(1,468)
Accumulated deficit	$(685,705)	$(685,705)
Total shareholders’ equity	$13,847	$61,844
Long term borrowing and total shareholders’ equity	$32,970	$80,967

The information in the table above is based on 15,461,057 ordinary shares outstanding as of September 30, 2024 and excludes:

•	3,390,727 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2024 having a weighted-average exercise price of approximately $3.12 per share;

•	1,980,000 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2024 having a weighted-average exercise price of approximately $0.0001 per share;

•	1,540,000 ordinary shares reserved for issuance pursuant to future awards under CASI’s 2024 Long-Term Incentive Plan; and

•	27,064 ordinary shares reserved for issuance pursuant to future awards under CASI Delaware’s 2021 Long-Term Incentive Plan.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding options to purchase ordinary shares subsequent to September 30, 2024.

P-13

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We have no present plan to declare and pay any dividends on our ordinary shares in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

P-14

DILUTION

If you purchase any of our ordinary shares, you will experience dilution to the extent of the difference between the offering price per ordinary share you pay in this offering and the net tangible book value per ordinary share immediately after this offering.

Our net tangible book value as of September 30, 2024 was $12.7 million, or $0.82 per ordinary share based on 15,461,057 shares issued and outstanding. Net tangible book value per share represents our total assets of $63.6 million, less our intangible assets, net of $1.1 million, less our total liabilities of $49.8 million, divided by the aggregate number of our ordinary shares outstanding as of September 30, 2024. Dilution in net tangible book value per ordinary share represents the difference between the amount per ordinary share paid by purchasers of ordinary shares in this offering and the as adjusted net tangible book value per ordinary share of our ordinary shares immediately after giving effect to this offering.

After giving effect to the sale of our ordinary shares in the aggregate amount of $50.0 million at an assumed offering price of $2.86 per ordinary share, the last reported sale price of our ordinary shares on The Nasdaq Capital Market on December 18, 2024, and after deducting estimated offering commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $60.7 million, or approximately $1.84 per ordinary share based on an aggregate of 32,943,574 ordinary shares issued and outstanding. This amount represents an immediate increase in net tangible book value of $1.02 per ordinary share to existing shareholders as a result of this offering and immediate dilution of approximately $1.02 per ordinary share to new investors purchasing our ordinary shares in this offering.

The following table illustrates this dilution on a per ordinary share basis. The as adjusted information below is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time our ordinary shares are sold pursuant to this prospectus. The ordinary shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per ordinary share		$2.86
Net tangible book value per ordinary share as of September 30, 2024	$0.82
Increase in net tangible book value per ordinary share attributable to this offering	$1.02
As-adjusted net tangible book value per ordinary share after giving effect to this offering		$1.84
Dilution per ordinary share to new investors participating in this offering		$1.02

The ordinary shares sold in this offering, if any, will be sold from time to time at various prices. Assuming all of the ordinary shares in an aggregate amount of $50.0 million are sold in this offering at the assumed public offering price of $2.86 per share, a $1.00 increase in such offering price would increase our as adjusted net tangible book value per share after this offering to $2.14 per share and dilution to new investors to $1.72 per share, after deducting commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $2.86 per share would decrease our as adjusted net tangible book value per share after this offering to $1.43 per share and dilution to new investors to $0.43 per share, after deducting commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The above discussion and table are based on 15,461,057 ordinary shares outstanding as of September 30, 2024 and excludes:

•	3,390,727 ordinary shares issuable upon the exercise of options outstanding as of September 30, 2024 having a weighted-average exercise price of approximately $3.12 per share;

•	1,980,000 ordinary shares issuable upon the exercise of warrants outstanding as of September 30, 2024 having a weighted-average exercise price of approximately $0.0001 per share;

•	1,540,000 ordinary shares reserved for issuance pursuant to future awards under CASI’s 2024 Long-Term Incentive Plan; and

•	27,064 ordinary shares reserved for issuance pursuant to future awards under CASI Delaware’s 2021 Long-Term Incentive Plan.

P-15

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Jefferies, under which we may offer and sell our ordinary shares from time to time through Jefferies acting as agent. Pursuant to this prospectus, we may offer and sell up to $50.0 million of our ordinary shares. Sales of our ordinary shares, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell ordinary shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our ordinary shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission up to 3.0% of the aggregate gross proceeds we receive from each sale of our ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $250,000, in addition to certain ongoing disbursements of its legal counsel, unless we and Jefferies otherwise agree. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the Sales Agreement, will be approximately $253,500. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which ordinary shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the ordinary shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

Jefferies LLC’s address is 520 Madison Avenue, New York, New York 10022.

P-16

ENFORCEABILITY OF CIVIL LIABILITIES

CASI is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

A majority portion of CASI’s assets are located outside the United States. In addition, a majority of CASI’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a majority portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon CASI or these persons, or to bring an action against CASI or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against CASI and its officers and directors.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against CASI or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against CASI or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of United States courts against CASI or the directors or officers of CASI predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against CASI or against its directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding CASI ordinary shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

P-17

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our annual report on Form 20-F for the financial year ended December 31, 2023, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

LEGAL MATTERS

Maples and Calder (Hong Kong) LLP will pass upon the validity of the securities being registered hereby and certain other legal matters of Cayman Islands law in connection with the registration of such securities. Harter Secrest & Emery LLP will pass upon certain matters of U.S. federal and New York law for us in connection with the registration of certain securities being registered hereby. Jefferies LLC is represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of CASI Pharmaceuticals, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

P-18

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.casipharmaceuticals.com) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website does not form a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of such registration statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the website provided in the previous paragraph. You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

P-19

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our reports on Form 6-K furnished with the SEC on April 8, 2024, June 27, 2024 (Film No. 241075375), June 27, 2024 (Film No. 241075377), July 8, 2024, July 19, 2024, September 12, 2024, November 15, 2024, and December 16, 2024; and

•	the description of the Company’s ordinary shares contained in the Company’s Registration Statement on Form 8A-12B (File No. 001-41666) filed with the SEC on March 27, 2023, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus after the date hereof and prior to the completion or termination of the offering of securities under this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number:

CASI Pharmaceuticals, Inc.

9620 Medical Center Drive, Suite 300

Rockville, MD 20850

240-864-2600

P-20

EXPENSES

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities offered by this Sales Agreement prospectus, all of which will be paid by us.

Expense	Estimated Amount
Printing expenses	7,500
Legal fees and expenses	395,000
Accounting fees and expenses	100,000
Miscellaneous costs	1,000
Total	$503,500

P-21

Up to $50,000,000

Ordinary Shares

PROSPECTUS

Jefferies

          , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime.

The CASI Articles provide that every director (including alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of CASI (but not including CASI’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of CASI’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning CASI or its affairs in any court whether in the Cayman Islands or elsewhere.

CASI will also enter into indemnification agreements with its directors and officers under the laws of the Cayman Islands, pursuant to which we have agreed to indemnify each such person and hold him or her harmless against expenses, judgments, fines and amounts payable under settlement agreements in connection with any threatened, pending or completed action, suit or proceeding to which he has been made a party or in which he became involved by reason of the fact that he or she is or was our director or officer. Except with respect to expenses to be reimbursed by CASI in the event that the indemnified person has been successful on the merits or otherwise in defense of the action, suit or proceeding, CASI’s obligations under the indemnification agreements are subject to certain customary restrictions and exceptions.

In addition, CASI will maintain standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to CASI with respect to payments which may be made by CASI to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling CASI pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

Exhibit Number

1.1**	Form of Underwriting Agreement.

1.2*	Open Market Sale AgreementSM dated December 20, 2024 between CASI Pharmaceuticals, Inc. and Jefferies LLC.

3.1	Updated Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).

4.1	Registrant’s Updated Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 2.1 to the Annual Report on Form 20-F (File No. 001-41666), filed with the SEC on March 28, 2024).

4.2**	Form of Warrant Agreement.

4.3**	Form of Subscription Rights Agreement.

4.4**	Form of Unit Agreement.

5.1*	Opinion of Maples and Calder (Hong Kong) LLP relating to the base prospectus.

5.2*	Opinion of Harter Secrest & Emery LLP relating to the base prospectus.

5.3*	Opinion of Maples and Calder (Hong Kong) LLP relating to the Sales Agreement prospectus.

23.1*	Consent of KPMG Huazhen LLP

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1 to this Registration Statement).

23.3*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.2 to this Registration Statement).

23.4*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.3 to this Registration Statement).

24.1*	Power of Attorney (included on signature page to the registration statement).

107*	Filing Fee Exhibit.

*	Filed herewith.

**	To be filed, if necessary, by amendment.

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F–3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, the Peoples Republic of China, on the 20th day of December, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Dr. Wei-Wu He
	Name:	Dr. Wei-Wu He
	Title:	Chief Executive Officer and Chairman of the Board of Directors

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wei-Wu He and Daniel Lang, each acting alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Dr. Wei-Wu He	Chief Executive Officer and Chairman of the Board	December 20, 2024
Dr. Wei-Wu He	(Principal Executive Officer)

/s/ Daniel Lang	Chief Financial Officer	December 20, 2024
Daniel Lang	(Principal Financial and Accounting Officer)

/s/ Y. Alexander Wu	Independent Director	December 20, 2024
Y. Alexander Wu

/s/ Zhenbo Su	Independent Director	December 20, 2024
Zhenbo Su

/s/ Thomas Folinsbee	Independent Director	December 20, 2024
Thomas Folinsbee

/s/ Xuebo Zeng	Independent Director	December 20, 2024
Xuebo Zeng

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of CASI Pharmaceuticals, Inc., has signed this registration statement in the United States, on the 20th day of December, 2024.

CASI Pharmaceuticals, Inc.

By:	/s/ Daniel Lang
Name: Daniel Lang
Title: Chief Financial Officer